UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 625-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 24, 2009, First Niagara Financial Group, Inc. entered into an underwriting agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. and Sandler O’Neill + Partners, L.P. for the public stock offering described below.
A copy of the Agreement is filed as Exhibit 1.1 to this Form 8-K.
Item 8.01 Other Events
On September 30, 2009, First Niagara Financial Group, Inc. announced that it raised $460.1 million through its previously announced public offering by issuing 38,341,000 shares of common stock, including 5,001,000 shares pursuant to the underwriters’ over-allotment option.
The preceding is qualified in its entirety by reference to the press release dated September 30, 2009, attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 24, 2009

99.1	Press release dated September 30, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: September 30, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 24, 2009

99.1	Press release dated September 30, 2009